     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 1996

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                              MERRILL CORPORATION
             (Exact name of registrant as specified in its charter)

                 MINNESOTA                      41-0946258
          (State of incorporation)           (I.R.S. Employer
                                            Identification No.)

                            ------------------------

                               ONE MERRILL CIRCLE
                           ST. PAUL, MINNESOTA 55108
                                 (612) 646-4501
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                           1993 STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)
                            ------------------------

                             STEVEN J. MACHOV, ESQ.
                VICE PRESIDENT -- GENERAL COUNSEL AND SECRETARY
                              MERRILL CORPORATION
                               ONE MERRILL CIRCLE
                           ST. PAUL, MINNESOTA 55108
                                 (612) 646-4501
          (Name and address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
           IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                    PROPOSED          MAXIMUM
           TITLE OF                                  MAXIMUM         AGGREGATE        AMOUNT OF
       SECURITIES TO BE          AMOUNT TO BE    OFFERING PRICE      OFFERING       REGISTRATION
          REGISTERED            REGISTERED (1)    PER SHARE (2)      PRICE (2)           FEE
Common Stock, par value $.01
 per share....................  500,000 shares       $17.04         $8,520,000        $2,938.00

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plan, on the basis of the weighted average exercise price of such option grants, and (ii) with respect to options and incentive awards to be granted under the plan, on the basis of the average between the high and low reported sales prices of the Registrant's Common Stock on June 19, 1996 on the national over-the-counter market, as reported by the Nasdaq National Market.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                EXPLANATORY NOTE

    This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of the Common Stock of Merrill Corporation (the "Company") to be issued pursuant to the Company's 1993 Stock Incentive Plan (the "Plan"), bringing the total number of shares to be issued thereunder and registered under the Securities Act of 1933 to 1,000,000 shares. Pursuant to Instruction E of Form S-8, other than with respect to the sections set forth below (which reflect changes), the contents of the Registration Statement on Form S-8 (Reg. No. 33-52623), which was previously filed with the Securities and Exchange Commission (the "Commission") relating to the Plan, is incorporated herein by reference.

                            ------------------------

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents filed with the Commission are incorporated by reference into this Registration Statement (File No. 0-14082): (1) the Company's Annual Report on Form 10-K for the year ended January 31, 1996; (2) all reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since January 31, 1996; and (3) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, will be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

    The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent accountants, for the periods indicated in their report thereon which is incorporated by reference in the Annual Report on Form 10-K for the year ended January 31, 1996. The financial statements audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on their report given on their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                                                 DESCRIPTION
- -----------  ---------------------------------------------------------------------------------------------------------
       4.1   Articles of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1 to the
              Company's Registration Statement on Form S-1 (File No. 33-4062)).
       4.2   Amendments to Articles of Incorporation as of June 20, 1986 and March 27, 1987 (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for fiscal year ended January 31, 1987 (File
              No. 0-14082)).
       4.3   Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for fiscal year ended January 31, 1990 (File No. 0-14082)).
       5.1   Opinion and Consent of Oppenheimer Wolff & Donnelly.
      23.1   Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).
      23.2   Consent of Coopers & Lybrand L.L.P., Independent Accountants.
      24.1   Power of Attorney (included on page II-3 of this Registration Statement).
      99.1   1993 Stock Incentive Plan, as amended (incorporated by reference to Exhibit 10.12 to the Company's Annual
              Report on Form 10-K for the fiscal year ended January 31, 1995 (File No. 0-14082)).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on June 24, 1996.

                                          MERRILL CORPORATION

                                          By          /s/ John W. Castro

                                             -----------------------------------
                                                       John W. Castro,
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                           OFFICER

                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John W. Castro and Steven J. Machov, and each or any one of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement has been signed by the following persons on the dates and in the capacities indicated.

                  (SIGNATURE)                                   (NAME AND TITLE)                     (DATE)

By          /s/ John W. Castro
   -------------------------------------          John W. Castro, President and Chief           June 24, 1996
                                                  Executive Officer (Principal Executive
                                                  Officer) and Director

By          /s/ Kay A. Barber
   -------------------------------------          Kay A. Barber, Vice President -- Finance,     June 24, 1996
                                                  Chief Financial Officer and Treasurer
                                                  (Principal Financial and Accounting Officer)

By       /s/ Frederick W. Kanner
   -------------------------------------          Frederick W. Kanner, Director                 June 24, 1996

By       /s/ Robert F. Nienhouse
   -------------------------------------          Robert F. Nienhouse, Director                 June 24, 1996

By        /s/ Richard G. Lareau
   -------------------------------------          Richard G. Lareau, Director                   June 24, 1996

By          /s/ Paul G. Miller
   -------------------------------------          Paul G. Miller, Director                      June 24, 1996

By        /s/ Rick R. Atterbury
   -------------------------------------          Rick R. Atterbury, Director                   June 24, 1996

By         /s/ Ronald N. Hoge
   -------------------------------------          Ronald N. Hoge, Director                      June 24, 1996

By         /s/ James Campbell
   -------------------------------------          James Campbell, Director                      June 24, 1996

                               INDEX TO EXHIBITS

 EXHIBIT                                                                         METHOD OF FILING
- ---------                                                       ---------------------------------------------------
      4.1  Articles of Incorporation of the Company...........  Incorporated by reference to Exhibit 3.1 to the
                                                                 Company's Registration Statement on Form S-1 (File
                                                                 No. 33-4062).

      4.2  Amendments to Articles of Incorporation as of June
            20, 1986 and March 27, 1987.......................  Incorporated by reference to Exhibit 3.2 to the
                                                                 Company's Annual Report on Form 10-K for fiscal
                                                                 year ended January 31, 1987 (File No. 0-14082).

      4.3  Restated Bylaws of the Company.....................  Incorporated by reference to Exhibit 3.3 to the
                                                                 Company's Annual Report on Form 10-K for fiscal
                                                                 year ended January 31, 1990 (File No. 0-14082).

      5.1  Opinion and Consent of Oppenheimer Wolff &
            Donnelly..........................................  Filed herewith electronically.

     23.1 Consent of Oppenheimer Wolff & Donnelly (included in Exhibit 5.1).

     23.2  Consent of Coopers & Lybrand L.L.P., Independent     Filed herewith electronically.
            Accountants.......................................

     24.1 Power of Attorney (included on page II-3 of this Registration Statement).

     99.1  1993 Stock Incentive Plan, as amended..............  Incorporated by reference to Exhibit 10.12 to the
                                                                 Company's Annual Report on Form 10-K for the
                                                                 fiscal year ended January 31, 1995 (File No.
                                                                 0-14082).